EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Highland Clan Creations Corp. (the "Company") on Form 10-QSB for the period ended February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brett Stewart, the Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 19, 2006

Brett Stewart

/s/ Brett Stewart

Secretary, Treasurer and Director

(Principal Financial Officer and

Principal Accounting Officer)